UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2013

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Madison Avenue, 17th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On April 2, 2013, Weight Watchers International, Inc. (the “Borrower”) entered into a Credit Agreement (the “New Credit Agreement”) among the Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as the Administrative Agent and an Issuing Bank, and The Bank of Nova Scotia, as the Revolving Agent, a Swingline Lender and an Issuing Bank. The New Credit Agreement provides for (a) a revolving credit facility in an initial aggregate principal amount of $250.0 million that will mature on April 2, 2018 (the “Revolving Facility), (b) an initial term b-1 loan credit facility in an aggregate principal amount of $300.0 million that will mature on April 2, 2016 (the “Tranche B-1 Term Facility”) and (c) an initial term b-2 loan credit facility in an aggregate principal amount of $2,100.0 million that will mature on April 2, 2020 (the “Tranche B-2 Term Facility”; and together with the Tranche B-1 Term Facility, the “Term Facilities”). The Borrower will use the proceeds of (i) borrowings under the Term Facilities to refinance all amounts outstanding under the Borrower’s Seventh Amended and Restated Credit Agreement dated as of March 15, 2012, as amended and to pay fees and expenses in connection with the transactions described herein and (ii) borrowings under the Revolving Facility (including swingline loans and letters of credit) for working capital and general corporate purposes. In addition, the Borrower may request incremental term loans be provided, incremental revolving credit facilities be established and/or increases in commitments under the Revolving Facility be provided, in each case under the New Credit Agreement, in an amount not to exceed the greater of $400.0 million plus the amount of certain voluntary prepayments of term loans and voluntary reductions of revolving commitments plus any other amount that may be incurred for any purpose if such incurrence would not cause the senior secured leverage ratio to exceed 3.75 to 1.00 on a pro forma basis, in each case subject to receipt of commitments by existing lenders or other financing institutions and to the satisfaction of certain other conditions.

Borrowings under the New Credit Agreement bear interest at a rate equal to, at the Borrower’s option, LIBOR plus an applicable margin or a base rate plus an applicable margin. Borrowings under the Tranche B-1 Term Facility initially bear interest at LIBOR plus an applicable margin of 2.75% or base rate plus an applicable margin of 1.75%. Borrowings under the Tranche B-2 Term Facility bear interest at LIBOR plus an applicable margin of 3.00% or base rate plus an applicable margin of 2.00%. Borrowings under the Revolving Facility bear interest at LIBOR or base rate plus an applicable margin which will fluctuate depending upon the Borrower’s total leverage ratio. At the Borrower’s current total leverage ratio, borrowings under the Revolving Facility bear interest at LIBOR plus an applicable margin of 2.25% or base rate plus an applicable margin of 1.25%. LIBOR under the Tranche B-2 Term Facility is subject to a minimum interest rate of 0.75% and the base rate under the Tranche B-2 Term Facility is subject to a minimum interest rate of 1.75%. The applicable margin relating to both of the Term Facilities will increase by 25 basis points in the event that the Borrower receives a corporate rating of BB- (or lower) from Standard & Poor’s and a corporate rating of Ba3 (or lower) from Moody’s. On a quarterly basis, the Borrower will pay a commitment fee to the lenders under the Revolving Facility in respect of unutilized commitments thereunder, which commitment fee will fluctuate depending upon the Borrower’s total leverage ratio. At the Borrower’s current total leverage ratio, the commitment fee will be 0.40% per annum. The Borrower also will pay customary letter of credit fees and fronting fees under the Revolving Facility.

The New Credit Agreement requires scheduled quarterly payments on the term loans under the Tranche B-1 Term Facility and the Tranche B-2 Term Facility in amounts equal to 1.00% per annum of the original principal amount of the term loans, with the balance paid at maturity.

All obligations under the New Credit Agreement (as well as any interest rate protection or other hedging arrangements or any cash management arrangements with agents, lenders or their respective affiliates under the New Credit Agreement) are unconditionally guaranteed by each of the Borrower’s existing and future wholly owned material domestic subsidiaries, in each case other than certain excluded subsidiaries and subject to certain other limitations (the “Guarantors”). All obligations under the New Credit Agreement, and the guarantees of those obligations (as well as cash management obligations and other interest hedging or other swap agreements, in each case, with agents, lenders or their respective affiliates), are secured by substantially all of the existing and future property and assets held by the Borrower and the Guarantors, including a pledge of the capital stock of the domestic subsidiary Guarantors and 65% of the capital stock of the first-tier foreign subsidiaries, in each case subject to certain exceptions.

The New Credit Agreement contains certain covenants that, among other things, restrict, subject to certain exceptions, the Borrower’s ability and the ability of its subsidiaries to: (i) incur indebtedness; (ii) create liens on assets; (iii) make investments, acquisitions, loans, guarantees or advances; (iv) engage in mergers or consolidations; (v) dispose of assets; (vi) pay dividends and distributions or repurchase capital stock or make other restricted payments; (vii) repay certain indebtedness; (viii) engage in certain transactions with affiliates; (ix) change its fiscal year; (x) enter into agreements that restrict distributions from subsidiaries; (xi) enter into a different line of business; (xii) repay or modify agreements governing certain indebtedness; and (xiii) enter into certain restrictive agreements. In addition, the New Credit Agreement requires, with respect to the Revolving Facility only, the Borrower to maintain a maximum total leverage ratio of 5.00 to 1.00 as of the end of each fiscal quarter, but only if on the last day of such fiscal quarter outstanding amounts under the Revolving Facility (including letters of credit issued thereunder) exceed 20.0% of the aggregate amount of commitments under the Revolving Facility. The maximum total leverage ratio will step down to 4.75 to 1.00 at the end of the first quarter of fiscal 2015 and step down to 4.50 to 1.00 at the end of the second quarter of fiscal 2015. The New Credit Agreement also contains certain customary affirmative covenants.

The New Credit Agreement also contains certain events of default, including, among other things, the failure to perform or observe terms, covenants or agreements included in the New Credit Agreement, nonpayment defaults on principal, interest or fees under the New Credit Agreement, defaults on other indebtedness in an aggregate principal amount exceeding $50.0 million if the effect is to permit acceleration, entry of unsatisfied monetary judgments in an aggregate amount in excess of $50.0 million against the Borrower or its subsidiaries, the occurrence of a change of control, failure of any collateral document to create or maintain a priority lien on any portion of the collateral in excess of $20.0 million and certain events related to bankruptcy and insolvency or ERISA matters.

If an event of default occurs, the lenders under the New Credit Agreement may, among other things, terminate their commitments, declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees, and exercise remedies under the collateral documents relating to the new senior secured credit facilities. Only revolving lenders have the right to declare or waive an event of default related to a financial maintenance covenant breach.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8–K is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: April 2, 2013	By:	/S/ JEFFREY A. FIARMAN
	Name:	Jeffrey A. Fiarman
	Title:	Executive Vice President, General Counsel and Secretary